Exhibit 5.1

April 12, 2013

Federal-Mogul Corporation

26555 Northwestern Highway

Southfield, Michigan 48033

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Federal-Mogul Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company:

(i)	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a Senior Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and between the Company and a trustee named therein (the “Trustee”);

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into by and between the Company and the Trustee;

(v)	warrants to purchase the Common Stock, the Preferred Stock or the Debt Securities (the “Warrants”);

(vi)	subscription rights to purchase the Common Stock, the Preferred Stock, the Debt Securities or other securities (the “Subscription Rights”);

(vii)	stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”); and

(viii)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate”), (ii) the Second Amended and Restated Bylaws of the Company, as in effect on the date hereof (together with the Certificate, the “Organizational Documents”), (iii) the Registration Statement, (iv) the Indentures and (iv) resolutions of the Board of Directors of the Company, relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement. We are familiar with the various proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We also have assumed that the Company will remain validly existing and in good standing under the laws of the state of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indentures under which Debt Securities are issued having been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the Trustee being qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (v) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1. With respect to the Common Stock to be issued, offered and sold by the Company, when the Company has taken all necessary action to approve the final terms of the issuance and sale of such Common Stock and the Company has received the consideration therefor, such Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Common Stock to be offered and sold by certain selling stockholders set forth in any prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act, such Common Stock has been duly authorized and is validly issued, fully paid and non-assessable.

3. With respect any series of Preferred Stock, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of the Debt Securities, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities have been duly established in conformity with the applicable Indentures and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indentures and (v) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Warrants, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (iv) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to the Subscription Rights, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription rights agreement against payment therefor and (iv) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to the Stock Purchase Contracts, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of the Stock Purchase Contracts, (ii) the purchase agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (iii) the Stock Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. With respect to the Stock Purchase Units, when (i) the Company has taken all necessary action to approve the final terms of the issuance and sale of the Stock Purchase Units, (ii) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (iii) the Stock Purchase Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP